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                                                                       EXHIBIT 8


                             SIMPSON THACHER & BARTLETT
                            A PARTNERSHIP WHICH INCLUDES
                             PROFESSIONAL CORPORATIONS
                               425 LEXINGTON AVENUE
                             NEW YORK, NY  10017-3954
                                  (212) 455-2000
                             FACSIMILE: (212) 455-2502
                                   TELEX: 129158



                                          April 15, 1998

Lehman Brothers Holdings Inc.
3 World Financial Center
New York, New York 10285

Ladies and Gentlemen:

       We have acted as special United States tax counsel to Lehman Brothers Holdings Inc. (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), in respect of Debt Securities, Offered Preferred Stock, Depositary Shares and Guarantees to be offered by the Company, and Preferred Securities to be offered by Lehman Brothers Holdings Capital Trust I, Lehman Brothers Holdings Capital Trust II, and Lehman Brothers Holdings Capital Trust III.

       We have examined the Registration Statement, including the prospectus dated April 15, 1998, that forms a part thereof, relating to the above-described transaction. In addition, we have examined such other documents, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the

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Lehman Brothers Holdings Inc.           -2-                   April 15, 1998


opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as drafts or as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such latter documents.

       Based upon the foregoing, we hereby confirm our opinions set forth that, subject to the qualifications and limitations stated herein and therein, the statements set forth in the Registration Statement under the caption "United States Taxation", insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

       We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

       We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "United States Taxation" and "Legal Opinions" in the prospectus that forms a part of the Registration Statement.

                                       Very truly yours,

                                       /s/ Simpson Thacher & Bartlett

                                       SIMPSON THACHER & BARTLETT